                           SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(A)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant |X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement     [ ] Confidential, for Use of the Commission.
|X] Definitive Proxy Statement          Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           TRANSMEDIA NETWORK INC.
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment of Filing Fee (check the appropriate box):

|X] $125 per Exchange Act Rules 0-11(c)(1)(ii),  14a-6(i)(1),  or 14a-6(i)(2) or
    Item22(a)(2)  of  Schedule  14A.
[ ] $500  per each  party  to the  controversy pursuant to Exchange Act
    Rule  14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:
      -------------------------------------------------------------------------

   2) Aggregate number of securities to which transaction applies:
      -------------------------------------------------------------------------

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
      -------------------------------------------------------------------------

   4) Proposed maximum aggregate value of transaction:
      -------------------------------------------------------------------------

   5) Total Fee paid:
      -------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange  Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:
      -------------------------------------------------------------------------

   2) Form, Schedule or Registration Statement No.:
      -------------------------------------------------------------------------

   3) Filing Party:
      -------------------------------------------------------------------------

   4) Date Filed:
      -------------------------------------------------------------------------

                             TRANSMEDIA NETWORK INC.
                            11900 BISCAYNE BOULEVARD
                              MIAMI, FLORIDA 33181

                           --------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MARCH 20, 1996

                            -------------------------

To the Stockholders of TRANSMEDIA NETWORK INC.:


   The 1996 Annual Meeting of Stockholders of Transmedia Network Inc. will be held at The Helmsley Hotel, 212 East 42nd Street, New York, New York 10017 (between 2nd and 3rd Avenues), Room-- Knickerbocker "D", on Wednesday, March 20, 1996 at 10:00 a.m., New York time, for the following purposes:

   (1) to elect Directors;

   (2) to approve the adoption of the  Company's 1996  Long-Term Incentive Plan;
       and

   (3) to transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

   Provision is made on the enclosed proxy card for your direction as to the matters set forth as Items (1) and (2) above. Further information concerning these matters is set forth in the accompanying Proxy Statement.

   Holders of record of the Company's Common Stock at the close of business on January 24, 1996 are entitled to receive notice of and to vote at the 1996 Annual Meeting of Stockholders and at any postponement or adjournment thereof.

   IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING WHETHER OR NOT YOU ARE PERSONALLY ABLE TO ATTEND. STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO PLEASE SIGN AND DATE THE ACCOMPANYING PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE. THIS WILL ENSURE THAT YOUR SHARES ARE VOTED IN ACCORDANCE WITH YOUR WISHES AND THAT A QUORUM WILL BE PRESENT AT THE ANNUAL MEETING.

                                   By order of the Board of Directors



                                   KATHRYN M. FERARA
                                   Secretary

Miami, Florida
January 26, 1996

                             TRANSMEDIA NETWORK INC.
                            11900 BISCAYNE BOULEVARD
                              MIAMI, FLORIDA 33181

                           --------------------------

                       1996 ANNUAL MEETING OF STOCKHOLDERS

                           --------------------------

                                 PROXY STATEMENT
                                  SOLICITATION


   This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Transmedia Network Inc., to be voted at the 1996 Annual Meeting of Stockholders to be held at The Helmsley Hotel, 212 East 42nd Street, New York, New York 10017 (between 2nd and 3rd Avenues), Room Knickerbocker "D", on Wednesday, March 20, 1996, at 10:00 a.m., New York time, and any postponements or adjournments thereof. This Proxy Statement and the enclosed proxy are being sent to stockholders commencing on or about January 29, 1996. The principal executive offices of the Company are located at 11900 Biscayne Boulevard, Miami, Florida 33181.


   Solicitation will be primarily by mail but may also be made by personal interview, by telephone, by telegraph, by telex, or by telecopier, in each case by officers and employees of the Company who will not be additionally compensated therefor. The Company will request persons such as brokers, nominees and fiduciaries, holding stock in their names for others, or holding stock for others who have the right to give voting instructions, to forward proxy material to their principals and request authority for the execution of the proxy. The total cost of soliciting proxies will be borne by the Company.

                                     VOTING

   Only holders of record of common stock, par value $.02 per share, of the Company (the "Common Stock") at the close of business of January 24, 1996, the record date, will be entitled to vote at the meeting. On the record date, there were 10,119,333 shares of Common Stock outstanding, and each holder of such shares will be entitled to one vote at the meeting for each share registered in his name. Holders of Common Stock are not entitled to cumulate their votes on any matter to be considered at the meeting. The presence at the meeting, in person or by proxy, of the holders of a majority of the total number of shares of Common Stock outstanding on the record date constitutes a quorum for the transaction of business at the meeting.

   All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. Regarding the election of Directors to serve until the 1997 or 1999 annual meeting of stockholders, in voting by proxy, stockholders may vote in favor of all nominees or withhold their votes as to all nominees or withhold their votes as to specific nominees. With respect to the other proposal to be voted upon, stockholders may vote in favor of the proposal, against the proposal or may abstain from voting. Stockholders should specify their choices on the enclosed form of proxy. If no specific instructions are given with respect to the matters to be acted upon, the shares represented by a signed proxy will be voted FOR the election of all nominees and FOR the proposal to approve the adoption of the 1996 Long-Term Incentive Plan. Directors will be elected by a plurality of the votes cast by the holders of the shares of Common Stock voting in person or by proxy at the Annual Meeting. Approval of the adoption of the 1996 Long-Term Incentive Plan will require the affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the Annual Meeting and entitled to vote. Thus, in the case of approval of the adoption of the 1996

Long-Term Incentive Plan, abstentions will have the same effect as a negative vote, but abstentions will have no effect on the vote for election of Directors. Broker non-votes will not be included in vote totals and will have no effect on the outcome of the vote.


   A stockholder who submits a proxy may revoke it at any time prior to the voting of the proxy by written notice to the Secretary of the Company or by attending the meeting and voting his shares in person.

   After the initial mailing of this Proxy Statement, proxies may be solicited by telephone, telegram or personally by directors, officers and other employees of the Company (who will not receive any additional compensation therefor). All expenses with respect to this solicitation of proxies, including printing and postage costs will be paid by the Company. Arrangements will be made with brokers and other custodians, nominees and fiduciaries to send proxies and the proxy material to their principals, and the Company will, upon request, reimburse them for their reasonable expenses in doing so. The Company may engage an outside proxy soliciting firm to assist in the solicitation of proxies. The Company will pay reasonable fees and out-of-pocket costs and expenses if it elects to engage such a firm.

                     ITEM NO. 1 -- ELECTION OF DIRECTORS


   The Board of Directors is divided into three classes, with one class standing for election each year for a three-year term. The Board has nominated Irwin Hochberg, Henry Seiden and Jack Africk for reelection as directors, each to hold office until the 1999 Annual Meeting of Stockholders and until his respective successor is duly elected and qualified. In addition, the Board has also nominated Barry S. Kaplan for election as a director to hold office until the 1997 Annual Meeting of Stockholders and until his successor is duly elected and qualified.


   Should any one or more of these nominees become unable to serve for any reason, or will not serve, which is not anticipated, the Board of Directors may, unless the Board by resolution provides for a lesser number of Directors, designate a substitute nominee or nominees, in which event the persons named in the enclosed proxy will vote proxies that would otherwise be voted for all named nominees for the election of such substitute nominee or nominees.

RECOMMENDATION OF THE BOARD OF DIRECTORS CONCERNING THE ELECTION OF DIRECTORS

   The Board of Directors of the Company recommends a vote FOR Irwin Hochberg, Henry Seiden and Jack Africk as Directors to hold office until the 1999 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified and FOR Barry S. Kaplan as director to hold office until the 1997 Annual Meeting of Stockholders and until his successor is duly elected and qualified. Proxies received by the Board of Directors will be so voted unless stockholders specify in their proxy a contrary choice.

                              NOMINEES FOR ELECTION


                                                                             DIRECTOR      TERM TO
  NOMINEE                AGE       POSITION AND/OR PRINCIPAL OCCUPATION        SINCE       EXPIRE
  -------                ---       ------------------------------------        -----       ------

Irwin  Hochberg.......   67       Senior Partner and President,
                                  Bloom Hochberg & Co., P.C.                   1987          1999
Henry Seiden .........   67       Chairman and Chief Executive Officer,
                                  The Seiden Group Inc.                        1988          1999
                                  Chairman of the Board,
Jack Africk...........   67       Evolution Consulting Group, Inc.             1992          1999
                                  Vice President of the Company and
Barry S. Kaplan.......   37       President of Transmedia Service
                                  Company Inc.                                  --           1997


                             CONTINUING DIRECTORS

                                                                      DIRECTOR     TERM TO
     DIRECTOR          AGE       POSITION AND/OR PRINCIPAL OCCUPATION      SINCE        EXPIRE
     --------          ----      --------------------------------------    ------       -------
Melvin Chasen.......  67    Chief Executive Officer of the Company         1984        1998
James M. Callaghan..  56    Vice President of the Company                  1991        1998
Herbert M. Gardner..  56    Senior Vice President,
                            Janney Montgomery Scott Inc.                   1983        1997
A. Barry Merkin.....  60    Clinical Professor,
                            J.L. Kellogg Graduate School of Management,
                            Northwestern University                        1995        1997

BUSINESS EXPERIENCE

   Mr. Hochberg, a director of the Company since 1987, served as a director of Transmedia Network Inc., a Colorado corporation ("Transmedia Colorado"), which was merged into the Company. He has been Senior Partner and President of Bloom Hochberg & Co., P.C., a firm of Certified Public Accountants, for more than seven years.

   Mr. Seiden, a director of the Company since 1988, is presently the Chairman and Chief Executive Officer of The Seiden Group Inc., an advertising consultant, and Vice Chairman of Jordan, McGrath, Case & Taylor Inc., an advertising agency. Mr. Seiden had been the Chairman of Ketchum Advertising, New York, an advertising agency which is a division of Ketchum Communications, Inc., from 1987 through 1991.

   Mr. Africk, who was elected a director of the Company in 1992, is the Chairman of the Board of Evolution Consulting Group, Inc., Boca Raton, Florida. From 1993 to 1995, he was Vice Chairman of the Board of Duty Free International, Inc., and is currently a director of that company. Until June 1993, Mr. Africk was Vice Chairman of UST, Inc. and President and Chief Executive Officer of its subsidiary, United States Tobacco Company. He is also a director of Crown Central Petroleum Corporation and of Tanger Factory Outlet Centers.


   Mr. Kaplan has served as Vice President of the Company and President of Transmedia Service Company Inc., a subsidiary, since July 1995. From 1986 until joining the Company, he served in various positions including as Executive Vice President and Chief Operating Officer of Liberty Travel, Inc., a chain of full-service travel agencies.


   Mr. Chasen, who devotes all of his time to the affairs of the Company, has been a director and the Chairman of the Board, President and Chief Executive Officer of the Company since 1984. From 1984 through 1987, he was a director, Chairman of the Board, President and Chief Executive Officer of Transmedia Colorado. From its inception in 1983 until 1984, he was President and a director of Transmedia Network Inc., a private Delaware corporation engaged in the media barter business, which merged with Transmedia Colorado in 1984. Until March 1995, Mr. Chasen served as a director of The Western Transmedia Company, Inc., the Company's California franchisee, a director of Transmedia Europe, Inc., the Company's European licensee, and a director of Transmedia Asia Pacific, Inc., the Company's licensee for the Asia-Pacific rim region.

   Mr. Callaghan, a director of the Company since 1991, was elected Vice President of the Company and President of Transmedia Restaurant Company Inc., a subsidiary, in 1994. He joined the Company in 1989 and has served as Executive Vice President, as Vice President, Sales and Marketing and as Treasurer.


   Mr. Gardner, a director of the Company since 1983, has been employed as a Senior Vice President of Janney Montgomery Scott Inc., an investment banking firm, for more than five years. He was a director of two predecessors of the Company from 1983 through 1987. Mr. Gardner is a director of Shelter Components Corporation, a distributor to the manufactured housing and recreational vehicle industries, and Nu Horizons Electronics Corp., an electronics components distributor. He is Chairman of the Board of Supreme Industries, Inc., a company which manufactures specialized truck bodies, and Contempori Homes Inc., a manufacturer of modular homes. Mr. Gardner is also a director of TGC Industries, Inc., which manufactures specialty bags principally for the agricultural industry and provides geophysical services to the oil and gas industries. Mr. Gardner also serves as director of Hirsch International Corp. which manufactures technologically advanced commercial embroidery equipment and related diversified value-added products. Since 1991, Mr. Gardner has been a director of The Western Transmedia Company, Inc., the Company's California franchisee.


   Mr. Merkin, a director of the Company since April 1995, has been Clinical Professor at the J.L. Kellogg Graduate School of Management, Northwestern University since 1992. From 1990 to 1992 he was an Executive Resident at DePaul University, Chicago, Illinois.


MEETINGS AND COMMITTEES OF BOARD OF DIRECTORS


   During the fiscal year ended September 30, 1995, the Stock Option Plan Committee of the Company consisted of Messrs. Gardner and Hochberg and Mr. Charles F. Simonelli, who served as a director until March 24, 1995. The Stock Option Plan Committee was charged with administering the Company's 1987 Stock Option and Rights Plan, as amended (the "1987 Plan"), and recommending to the Board of Directors changes to that plan.


   The Audit Committee of the Company consists of Messrs. Africk and Hochberg. The Audit Committee is charged with recommending to the Board of Directors the engagement or discharge of independent public accountants; reviewing the plan and results of the auditing engagement with the Chief Financial Officer of the Company and the independent public accountants; and reviewing with the Chief Financial Officer of the Company the scope and nature of the Company's internal auditing system.

   During the fiscal year ended September 30, 1995, the Board of Directors held five meetings, the Stock Option Plan Committee held two meetings, and the Audit Committee held three meetings. Each director attended at least 75% of the aggregate number of meetings held by the Board and the Stock Option Plan Committee or the Audit Committee which he was eligible to attend.

COMPENSATION OF DIRECTORS

   The Company pays each director who is not a full-time employee an annual stipend of $10,000 payable quarterly in arrears on January 1, April 1, July 1 and October 1 of each fiscal year, and an attendance fee of $1,000 for each meeting of the Board that the director attends. Full-time employees of the Company who also serve as directors do not receive compensation for attending board meetings. The Company also pays each member of the Audit Committee an attendance fee of $500 for each meeting of the Audit Committee attended by such member.

                            EXECUTIVE COMPENSATION

   The aggregate compensation paid or accrued by the Company during the fiscal years ended September 30, 1995, 1994 and 1993, to the Chief Executive Officer of the Company and to the four most highly compensated executive officers (other than the Chief Executive Officer) whose compensation in salary and bonus exceeded $100,000, is set forth in the following table.

                          SUMMARY COMPENSATION TABLE

                                                              LONG-TERM
                                                            COMPENSATION
                                  ANNUAL COMPENSATION          AWARDS
                                  --------------------         -------
                                                               NUMBER OF
                                                                OPTIONS
NAME AND PRINCIPAL POSITION      YEAR    SALARY      BONUS      GRANTED
---------------------------      ----    ------      -----      -------

Melvin Chasen                    1995    $275,000   $400,100    30,000
 Chairman of the Board,          1994     225,000    393,400    45,000
 President and Chief             1993     200,000    247,800    67,500
 Executive Officer

James M. Callaghan               1995     180,000     16,400    15,000
 Vice President                  1994     170,000    142,257    22,500
                                 1993     160,000     99,757    33,750

David L. Weinberg                1995     137,154     25,000    15,000
 Vice President and Chief        1994     115,346         --    22,500
 Financial Officer               1993      90,000     28,500        --

Paul A. Ficalora                 1995     130,673     30,000    10,000
 Executive Vice President of     1994     109,942         --        --
 Transmedia Restaurant           1993      95,500     18,900    15,750
 Company Inc.

Gregory R. Borges                1995      91,510     25,000     5,000
 Treasurer                       1994      82,472         --        --
                                 1993      75,000     28,500     6,750


OPTIONS GRANTED


   The following table sets forth, as to the executive officers named in the Summary Compensation Table, with respect to the fiscal year ended September 30, 1995, information relating to the grants of stock options both outside and under the 1987 Plan.

            OPTION GRANTS IN THE FISCAL YEAR ENDED SEPTEMBER 30, 1995

                                INDIVIDUAL GRANTS

                                                  PERCENT OF                                POTENTIAL REALIZABLE
                                                    TOTAL                                 VALUE AT ASSUMED ANNUAL
                                                   OPTIONS                                  RATES OF STOCK PRICE
                                                  GRANTED TO                                  APPRECIATION FOR
                                                  EMPLOYEES      EXERCISE                        OPTION TERM
                                       OPTIONS    IN FISCAL     PRICE PER     EXPIRATION    ---------------------
NAME                  DATE OF GRANT    GRANTED       YEAR        SHARE(1)        DATE          5%         10%
----                  -------------    -------       -----       --------        -----         --         ---
Melvin Chasen.....  March 23, 1995   30,000     21.4%         $12.25       March 23, 2005  $231,119   $585,700
James M.Callaghan.  March 23, 1995   15,000     10.7%         $12.25       March 23, 2005   115,559    292,850
David L.Weinberg..  March 23, 1995   15,000     10.7%         $12.25       March 23, 2005   115,559    292,850
Paul A. Ficalora .  March 23, 1995   10,000      7.1%         $12.25       March 23, 2005    77,040    195,233
Gregory R.Borges..  March 23, 1995    5,000      3.6%         $12.25       March 23, 2005    38,520     97,617

------------
(1) All options were granted at 100% of the underlying Common Stock price on the date of grant.

EXERCISES AND VALUES OF OPTIONS

   The following table sets forth, as to the executive officers named in the Summary Compensation Table, with respect to the fiscal year ended September 30, 1995, information relating to the exercise and values of stock options under the 1987 Plan and outside of the 1987 Plan.


   AGGREGATED OPTION EXERCISES IN THE FISCAL YEAR ENDED SEPTEMBER 30, 1995
            AND FISCAL YEAR ENDED SEPTEMBER 30, 1995 OPTION VALUES

                                                                                 VALUE OF UNEXERCISED
                                              NUMBER OF UNEXERCISED OPTIONS     IN-THE-MONEY OPTIONS AT
                        SHARES                 HELD AT SEPTEMBER 30, 1995        SEPTEMBER 30, 1995 (1)
                      ACQUIRED ON     VALUE   ----------------------------- ------------------------------
NAME                   EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
----                   ---------    ---------  -----------   -------------    -----------   -------------
Melvin Chasen..........          --          --      213,750       63,750          $870,001            --
James M.Callaghan......          --          --       85,782       69,843           370,083       $152,105
David L.Weinberg.......       7,594      52,103        5,625       39,468               --          46,402
Paul A. Ficalora.......          --          --       20,533       22,092            97,475         45,899
Gregory R. Borges......          --          --        8,439       10,061            39,568         18,932

---------
(1) Based on the closing sale price of the Company's Common Stock on the New York Stock Exchange of $10.00 per share on September 30, 1995.

                                        7

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

   Effective October 1, 1994, the Company's Employment Agreement with Mr. Chasen was amended to: (i) extend the term of the Employment Agreement to cover the period commencing October 1, 1994 and ending September 30, 1997; (ii) provide Mr. Chasen with a base salary of $275,000 in fiscal year 1995, $300,000 in fiscal year 1996 and $350,000 in fiscal year 1997; and (iii) provide Mr. Chasen with a bonus, not to exceed $600,000 for fiscal year 1995, $600,000 for fiscal year 1996 and $700,000 for fiscal year 1997, equivalent to 5% of pre-tax income for each of the fiscal years occurring during the term of the Employment Agreement. In the event of a sale of all or substantially all of the assets of the Company, or the sale of a control block of its shares, Mr. Chasen shall have the right, within one year after such event, to continue his employment under the terms of the Employment Agreement or to resign and receive a payment of $1,000,000 without further obligation to the Company. The Company has agreed to maintain in force a $500,000 life insurance policy on Mr. Chasen during the term of the agreement, which will be transferred to him without cost, at the end of the employment term (whether or not he becomes disabled during the employment term). If Mr. Chasen were to die during the term of the Employment Agreement, the Company would be required to utilize a portion of the insurance policy proceeds (with the balance to be retained by the Company) to purchase an annuity contract which would provide payments of $50,000 per annum over a ten-year period to Mr. Chasen's heirs. If Mr. Chasen becomes disabled during the employment term, he will receive his full compensation during the first six months of disability, and thereafter will be paid 75% of his salary for the remaining term of the agreement and a pro rata bonus only with respect to the portion of the fiscal year ending at the end of the first six months of disability. The Company may terminate the Employment Agreement for certain enumerated causes. The Employment Agreement restricts Mr. Chasen from competing against the Company for a two-year period following termination.

   Effective October 1, 1994, the Company's Employment Agreement with Mr. Callaghan was amended to: (i) extend the term of the Employment Agreement to cover the period commencing October 1, 1994, and ending September 30, 1997; (ii) to provide Mr. Callaghan with an annual base salary of $180,000 in fiscal year 1995, $250,000 in fiscal year 1996 and $300,000 in fiscal year 1997; (iii) a bonus of 3% percent of the Company's pre-tax income over the prior fiscal year, for fiscal years 1995, 1996 and 1997; and (iv) in the event of a sale of all or substantially all of the assets of the Company, or the sale of a control block of its shares, Mr. Callaghan shall have the right, within one year after such event, to continue his employment under the terms of the Employment Agreement or resign and receive a payment of $750,000 without further obligation to the Company. The Company has agreed to maintain in force a $500,000 life insurance policy on Mr. Callaghan, with his estate listed as beneficiary, during the term of the Employment Agreement, which will be transferred to Mr. Callaghan, without cost, at the end of the employment term (whether or not he becomes disabled during the term). If Mr. Callaghan becomes disabled during the employment term, he will receive his full compensation during the first six months of disability, and thereafter will be paid 75% of his salary for the remaining term of the agreement and pro rata bonus only with respect to the portion of the fiscal year ending at the end of the first six months of disability. The Company may terminate the Employment Agreement for certain enumerated causes. The Employment Agreement restricts Mr Callaghan from competing against the Company for a two-year period following termination.

   Effective October 1, 1995, the Company entered into an Employment Agreement with Mr. Kaplan providing for (i) a term of employment covering the period commencing October 1, 1995, and ending September 30, 1997; (ii) an annual base salary of $225,000 in fiscal year 1996 and $250,000 in fiscal year 1997; (iii) his eligibility for an annual bonus of up to one-third of his base salary for each of fiscal years

1996 and 1997; and (iv) in the event of a sale of all or substantially all of the assets of the Company, or the sale of a control block of its shares, Mr. Kaplan will have the right to continue his employment under the terms of the Employment Agreement or resign and receive a payment of $500,000 without further obligation to the Company. The Company has agreed to maintain in force a $500,000 life insurance policy on Mr. Kaplan, with his estate listed as beneficiary, during the term of the Employment Agreement, which will be transferred to Mr. Kaplan, without cost, at the end of the employment term (whether or not he becomes disabled during the term). If Mr. Kaplan becomes disabled during the employment term, he will receive his full compensation during the first six months of disability, and thereafter will be paid 75% of his salary for the remaining term of the agreement and pro rata bonus only with respect to the portion of the fiscal year ending at the end of the first six months of disability. The Company may terminate the Employment Agreement for certain enumerated causes. The Employment Agreement restricts Mr. Kaplan from competing against the Company for a two-year period following the termination of his employment.


   On November 24, 1993, the Company entered into a Consulting Agreement with Mr. Chasen to commence on October 1, 1997 through January 1, 2005. The agreement provides for: (i) compensation at an annual amount equal to 50% of the sum of the highest base salary and bonus received by him in any year under the Employment Agreement, discussed above, not to exceed in any one year during the term of the Consulting Agreement 10% of the Company's prior year's pre-tax income, but in any event not less than $100,000; (ii) a commitment of five business days per month, with opportunity to devote more time without additional compensation at Mr. Chasen's option; (iii) possible continued Board Chairmanship, if desired by the Board of Directors; (iv) termination upon death or, after reasonable notice, disability; (v) continuation of certain office services and benefits; (vi) a suitable covenant not to compete for two years; and (vii) accelerated payment of consulting fees upon a change in control of the Company, at Mr. Chasen's option.

BENEFIT PLANS

   The Company does not have a pension plan. For information with respect to options granted to executive officers of the Company under the 1987 Plan and outside of the 1987 Plan, see "Executive Compensation -- Option Grants."

COMPLIANCE WITH REPORTING REQUIREMENTS

   The Company believes that, during the fiscal year ended September 30, 1995, all filing requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended, applicable to its officers, directors and greater than ten percent stockholders were complied with on a timely basis.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

   For the fiscal year ended September 30, 1995, the Board of Directors performed the functions of a board compensation committee. Executive Officers who served on the Board were Mr. Chasen who is Chairman of the Board, President and Chief Executive Officer of the Company and Mr. Callaghan who is Vice President of the Company.

COMPENSATION REPORT OF THE BOARD OF DIRECTORS

   The Board of Directors has furnished the following report on executive compensation:


   The Board of Directors of Transmedia Network Inc. believes that executive compensation should be directly related to Company performance and to the enhancement of value received by the stockholders. This criteria can only be realized by the successful implementation of short- and long-term strategic goals and objectives of the Company. In order to attract and retain qualified executive officers and to support the short- and long-term strategic goals and objectives of the Company, executive compensation consists of the following components--base salary, annual incentives and long-term incentives.


   Base salary is targeted to be competitive with other similarly sized companies operating in the Company's geographic locations. Salaries for executive officers not having employment agreements are reviewed on an annual basis and may be adjusted for increased responsibilities, improved performance or general increases in competitive salaries.

   Mr. Chasen, the Company's Chairman of the Board, President and Chief Executive Officer and Mr. Callaghan, the Company's Vice President, have employment contracts which were both amended, effective October 1, 1994, to extend the term of employment through September 30, 1997. Mr. Chasen's base salary increased in 1995 to $275,000, a 22.2% increase over 1994. Mr. Callaghan's base salary increased to $180,000 in 1994, a 5.9% increase. Mr. Chasen's and Mr. Callaghan's increases in salary pursuant to their respective employment contracts reflect the Company's growth and increased profitability over the past several years, as well as the enhancement of shareholder return on equity over such period.

   Annual incentives for executive officers are intended to reflect the Company's belief that the management's contribution to stockholder return through increasing stock price comes from maximizing earnings. Accordingly, Mr. Chasen's employment contract includes an annual bonus of 5% of pre-tax income not to exceed $600,000 for fiscal year 1995, $600,000 for fiscal year 1996 and $700,000 for fiscal year 1997, while Mr. Callaghan's employment contract includes an annual bonus of 3% of the increase in year-to-year pre-tax income.


   In fiscal 1995 and prior years, long-term incentives for executive officers were provided through annual grants of stock options under the Company's 1987 Stock Option and Rights Plan, as amended. Stock options are intended to attract, retain and motivate executive officers by providing them with an equity participation in the Company, which further provides them with an incentive to improve long-term stock market performance. Stock options are granted at the prevailing market value and will only have value if the Company's stock price increases. Generally, stock option grants vest in equal amounts over five years, commencing after one year of employment. At the time of vesting, executive officers must be employed by the Company in order to exercise the options. Option grants for 30,000, 15,000, 15,000, 10,000 and 5,000 shares were granted to Mr. Chasen, Mr. Callaghan, David L. Weinberg, Paul A. Ficalora and Gregory R. Borges, respectively, in 1995. Mr. Weinberg is the Company's Chief Financial Officer and a Vice President, Mr. Ficalora is Executive Vice President of Transmedia Restaurant Company Inc., a subsidiary of the Company, and Mr. Borges is Treasurer of the Company.


   In fiscal 1994, in order to assess the risk of potential competing pay packages that may be offered to the Company's executives by companies comparable to the Company, the Board of Directors retained the services of a national independent compensation consulting firm. Based on this research, which the Board believes is still valid, the Board believes that the compensation paid to its executives is fair and reasonable.

   Board of Directors: Melvin Chasen, Irwin Hochberg, James M. Callaghan, Henry Seiden, Herbert M. Gardner, Jack Africk and A. Barry Merkin.


PERFORMANCE ANALYSIS


   Set forth below is a line graph comparing the cumulative total return of the Company, the S&P 500 Index and the S&P Financial Index for the five fiscal years commencing October 1, 1990 and ending September 30, 1995.

                      STOCK PERFORMANCE GRAPH AND TABLE
                           COMPARISON OF FIVE-YEAR
             CUMULATIVE TOTAL RETURNS AMONG TRANSMEDIA NETWORK INC.,
                  S&P 500 INDEX AND THE S&P FINANCIAL INDEX


                                  IMAGE OMITTED

                                 [INSERT GRAPH]

Company                     1990     1991    1992     1993     1994     1995
-------                     ----     ----    ----     ----     ----     ----
Transmedia Network Inc.      100      775    1,367    1,667    2,548    1,923
S&P                          100      127     127      150      151      191
S&P Financial Index          100      152     173      230      207      284

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information regarding ownership of the Company's Common Stock as of January 15, 1996, by each person who is known by the Company to own beneficially more than 5% of its Common Stock. Except as otherwise specified, the named beneficial owner has sole voting and investment power with respect to the shares beneficially owned by him.

                                    AMOUNT OF
                                  COMMON STOCK
                                  BENEFICIALLY      PERCENT
        NAME & ADDRESS                OWNED         OF CLASS
-----------------------------  ------------------  ----------

Melvin Chasen................      998,814 (1)        9.67%
 c/o Transmedia Network Inc.
11900 Biscayne Boulevard
Miami, Florida 33181


   The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of January 15, 1996, by each director and nominee for director of the Company, the executive officers named in the Summary Compensation Table and the executive officers and directors as a group and includes options and warrants to purchase shares of Common Stock which will become exercisable by March 15, 1996. Except as otherwise indicated, each such stockholder has sole voting and investment power with respect to the shares beneficially owned by such stockholder.

                                               AMOUNT OF       OPTIONS AND
                                              COMMON STOCK      WARRANTS
                                              BENEFICIALLY     EXERCISABLE                  PERCENT
              NAME & ADDRESS                     OWNED       WITHIN 60 DAYS      TOTAL      OF CLASS
------------------------------------------  --------------- ---------------- ------------ -----------
Melvin Chasen ............................  785,064         213,750          998,814 (1)  9.67%
 c/o Transmedia Network Inc.
11900 Biscayne Boulevard
Miami, Florida 33181
James M. Callaghan .......................   65,162          85,782          150,944 (2)  1.48%
 c/o Transmedia Network Inc.
750 Lexington Avenue
New York, New York 10022
Herbert M. Gardner .......................  286,724          86,654          373,378 (3)  3.66%
 c/o Transmedia Network Inc.
750 Lexington Avenue
New York, New York 10022
Irwin Hochberg ...........................   49,875          60,937          110,812 (4)  1.09%
 c/o Transmedia Network Inc.
750 Lexington Avenue
New York, New York 10022
Henry Seiden .............................  113,343          60,937          174,280 (5)  1.71%
 c/o Transmedia Network Inc.
750 Lexington Avenue
New York, New York 10022


                                               AMOUNT OF       OPTIONS AND
                                              COMMON STOCK      WARRANTS
                                              BENEFICIALLY     EXERCISABLE                  PERCENT
              NAME & ADDRESS                     OWNED       WITHIN 60 DAYS      TOTAL      OF CLASS
------------------------------------------  --------------- ---------------- ------------ -----------
Jack Africk ..............................     52,893        60,937            113,830 (6) 1.11%
 c/o Transmedia Network Inc.
 750 Lexington Avenue
 New York, New York 10022
A. Barry Merkin ..........................      2,000               --           2,000 (7)  .02%
 c/o Transmedia Network Inc.
 750 Lexington Avenue
 New York, New York 10022
David L. Weinberg ........................     15,094        11,250             26,344 (8)  .26%
 c/o Transmedia Network Inc.
 11900 Biscayne Boulevard
 Miami, Florida 33181
Paul A. Ficalora..........................    156,300        20,533            176,833 (9) 1.74%
 c/o Transmedia Network Inc.
 750 Lexington Avenue
 New York, New York 10022
Barry S. Kaplan ..........................      1,000               --           1,000(10)  .01%
 c/o Transmedia Network Inc.
 11900 Biscayne Boulevard
 Miami, Florida 33181
Gregory R. Borges ........................     16,875         8,439             25,314(11)  .25%
 c/o Transmedia Network Inc.
 11900 Biscayne Boulevard
 Miami, Florida 33181
All directors and executive officers as a
 group (12 persons).......................  1,544,330       612,595          2,156,925    20.10%

------------------------

(1) Includes for Mr. Chasen (i) 100,000 shares owned by a family partnership for which Mr. Chasen exercises voting and investment authority, (ii) options to purchase 135,000 shares at a price of $4.8333 per share, which options were granted outside the 1987 Plan, are exercisable and expire in May 2002, (iii) options to purchase 67,500 shares of Common Stock of the Company at an exercise price of $7.4445 per share, which options were granted outside the 1987 Plan, are exercisable and expire in September 1998, and (iv) options to purchase 11,250 shares at a price of $15.00 per share, which options were granted under the 1987 Plan and expire in March 2004. Does not include (i) options to purchase 63,750 shares, which were granted under the 1987 Plan and are not exercisable within 60 days, (ii) 200,878 shares held by Iris Chasen, the wife of Mr. Chasen, or (iii) 81,000 shares held by Mr. Chasen's three adult children, as to all of which Mr. Chasen disclaims beneficial ownership.

(2) Includes for Mr. Callaghan (i) 5,038 shares held in Mr. Callaghan's Individual Retirement Account, (ii) options to purchase 63,282 shares of Common Stock at an exercise price of $4.8333 per share, which options were granted under the 1987 Plan, are exercisable and expire in May 2002, (iii) options to purchase 16,875 shares at an exercise price of $7.4445 per share, which were granted under the 1987 Plan, are exercisable and expire in September 2003, and (iv) options to purchase 5,625 shares at an exercise price of $15.00 per share, which options were granted under the 1987 Plan, are exercisable and expire in March 2004. Does not include (i) options issued under the 1987 Plan to purchase 69,842 shares, which are not exercisable within 60
                                13


      days, or (ii) 5,724 shares held in the Individual Retirement Account of Mr. Callaghan's wife, as to all of which shares Mr. Callaghan disclaims beneficial ownership.

(3) Includes for Mr. Gardner (i) 141,699 shares held by Herbert M. Gardner (Keogh), (ii) options to purchase 42,187 shares at a price of $3.8889 per share, which options were granted outside the 1987 Plan and expire in March 1997, (iii) warrants to purchase 25,717 shares at a price of $4.56 per share, which warrants expire in June 1997, (iv) options to purchase 11,250 shares of Common Stock of the Company at an exercise price of $7.4445 per share, which options were granted outside the 1987 Plan and expire in September 1998, and (v) options to purchase 7,500 shares of Common Stock at an exercise price of $15.00 per share, which options were granted under the 1987 Plan and expire in March 2004. All of such options and warrants are presently exercisable. Does not include (i) options issued under the 1987 Plan to purchase 5,000 shares, which are not exercisable within 60 days, or (ii) 7,668 shares held by Mr. Gardner's wife individually or as custodian for their children as to which shares Mr. Gardner disclaims beneficial ownership.

(4) Includes for Mr. Hochberg (i) options to purchase 42,187 shares at a price of $3.8889 per share, which options were granted outside the 1987 Plan and expire in March 1997, (ii) options to purchase 11,250 shares of Common Stock of the Company at in exercise price of $7.4445 per share, which options were granted outside the 1987 Plan and expire in September 1998, and (iii) options to purchase 7,500 shares of Common Stock at an exercise price of $15.00 per share which options were granted under the 1987 Plan and expire in March 2004. All of such options are presently exercisable. Does not include (i) options issued under the 1987 Plan to purchase 5,000 shares, which are not exercisable within 60 days, (ii) 28,000 shares owned by Mrs. Hochberg and (iii) 10,500 shares owned by Mr. Hochberg's children and grandchildren, as to all of which Mr. Hochberg disclaims beneficial ownership.

(5) Includes for Mr. Seiden (i) options to purchase 42,187 shares at a price of $3.8889 per share, which options were granted outside the 1987 Plan and expire in March 1997, (ii) options to purchase 11,250 shares of Common Stock of the Company at an exercise price of $7.4445 per share, which options were granted outside the 1987 Plan and expire in September 1998, and (iii) options to purchase 7,500 shares of Common Stock at an exercise price of $15.00 per share, which options were granted under the 1987 Plan and expire in March 2004. All of such options are presently exercisable. Does not include options issued under the 1987 Plan to purchase 5,000 shares, which are not exercisable within 60 days.

(6) Includes for Mr. Africk (i) 35,262 shares owned by a family corporation for which Mr. Africk exercises voting and investment authority, (ii) options to purchase 11,250 shares of Common Stock of the Company at an exercise price of $7.4445 per share, which options were granted outside the 1987 Plan and expire in September 1998, and (iii) options to purchase 7,500 shares of Common Stock at an exercise price of $15.00 per share, which options were granted under the 1987 Plan and expire in March 2004. All of such options are presently exercisable. Does not include options issued under the 1987 Plan to purchase 5,000 shares, which are not exercisable within 60 days.

(7) Does not include for Mr. Merkin, options issued outside the 1987 Plan to purchase 5,000 shares, which are not exercisable within 60 days.

(8) Includes for Mr. Weinberg options to purchase 11,250 shares at an exercise price of $12.25, which options were granted under the 1987 Plan and expire in March 2004. Does not include options issued under the 1987 Plan to purchase 33,843 shares, which are not exercisable within 60 days.

(9) Includes for Mr. Ficalora (i) options to purchase 12,657 shares at an exercise price of $3.8889 per share, which options were granted under the 1987 Plan and expire in March 1997 and (ii) options to purchase 7,876 shares at an exercise price of $7.4445 per share, which options were granted under the 1987 Plan and expire in September 2003. Does not include
      (i) options to purchase 22,092 shares, which were granted under the 1987 Plan and are not exercisable within 60 days, (ii) 6,075 shares held by Mrs. Ficalora, and (iii) 1,350 shares held by Mr. Ficalora's child, as to all of which shares Mr. Ficalora disclaims beneficial ownership.

(10) Does not include for Mr. Kaplan, options issued under the 1987 Plan to purchase 70,000 shares, which are not exercisable within 60 days.

(11) Includes for Mr. Borges (i) options to purchase 5,063 shares at an exercise price of $3.8889 per share, which options were granted under the 1987 Plan and expire March 1997 and (ii) options to purchase 3,376 shares at an exercise price of $7.4445 per share, which options were granted under the 1987 Plan and expire in September 2003. Does not include options to purchase 10,061 shares, which were granted under the 1987 Plan and are not exercisable within 60 days.

                                14

         ITEM NO. 2 -- APPROVAL OF THE 1996 LONG-TERM INCENTIVE PLAN

   The Company's Board of Directors believes that attracting and retaining directors, officers and other key employees and consultants of high quality is essential to the Company's growth and success. The Board also believes that important advantages to the Company are gained by a comprehensive compensation program which may include different types of incentives for motivating employees and others and rewards for outstanding service. In this regard, stock options and other stock-related awards are an important element of compensation for executives and other key employees because such awards enable the recipients to acquire or increase their proprietary interest in the Company, thereby promoting a closer identity of interests between them and the Company's stockholders. Such awards also provide to the recipients an increased incentive to expend their maximum efforts for the success of the Company's business.

   Accordingly, effective January 19, 1996 the Board of Directors adopted, subject to stockholder approval, the 1996 Long-Term Incentive Plan (the "1996 Plan"). The terms of the 1996 Plan will give the Compensation Committee of the Board (the "Committee"), which will administer the 1996 Plan, the greatest possible flexibility and the broadest possible discretion to design awards involving stock, including options, to executives, key employees and, where appropriate, consultants in order to meet the rapidly changing requirements of the tax laws, accounting rules, securities laws, and corporate law, to provide for positive stockholder relations, and, most importantly for achieving the purposes of such awards, to provide substantial incentives for excellent performance. Additionally, the Committee may require achievement of pre-established performance targets as a condition of awards becoming exercisable or settleable under the 1996 Plan, or as a condition to accelerating the timing of such events.


   The Board of Directors is requesting separate stockholder approval of the 1996 Plan in order to comply with requirements of newly adopted Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), so that compensation under the 1996 Plan paid to the chief executive officer and the four other most highly compensated executive officers will be fully deductible by the Company. Stockholder approval will also permit transactions under the 1996 Plan to be exempt under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to satisfy the rules of the New York Stock Exchange and to permit the grant of options qualifying as "incentive stock options" ("ISOs") under the Code.


   The following is a brief description of the material features of the 1996 Plan. Such description is qualified in its entirety by reference to the full text of the 1996 Plan, a copy of which is attached to this Proxy Statement as Exhibit A.

   Relationship to the Company's 1987 Stock Option and Rights Plan. It is intended that the 1996 Plan will replace the 1987 Plan, so that the Board of Directors would terminate authority to make further awards under the 1987 Plan (subject to stockholder approval of the 1996 Plan). All options outstanding under the 1987 Plan will remain subject to the terms of the 1987 Plan.

   Shares Available and Award Limitations. Under the 1996 Plan, a maximum of 505,966 shares of Common Stock may be subject to outstanding awards at any point in time. Shares of Common Stock delivered under the 1996 Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. In addition, the 1996 Plan includes a limitation on the amount of awards that may be granted to any one participant in a given calendar year in order to qualify awards as "performance-based compensation" not subject to the new $1,000,000 cap on deductibility under Section 162(m) of the Code. Under this annual per-person limitation, no participant may in any calendar year be granted awards under the 1996 Plan with respect to more than 250,000 shares of Common Stock nor be paid in connection with awards amounts of cash that exceed the greater of the fair market value of that number of shares at the date of grant or the date of settlement of the award. Adjustments to the exercise price as well as to the number and kind of shares of stock, subject to the share limitations and annual per-person limitations under the 1996 Plan and subject to outstanding awards, are authorized in the event that the Committee determines that a dividend or other distribution (whether in the form of cash, Common
Stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants under the 1996 Plan.

   On January 15, 1996, the last reported sale price of the Company's Common Stock on the composite tape for New York Stock Exchange-listed securities was $9.125 per share.

   Eligibility. Executive officers and other key employees of the Company and its subsidiaries, including any director or officer who is also such an employee, and persons who provide consulting or other services to the Company deemed by the Committee to be of substantial value to the Company, are eligible to be granted awards under the 1996 Plan. Non-employee directors who are members of the Committee will not be eligible for awards under the 1996 Plan other than pursuant to the 1996 Plan's formula award provision (see "-- Non-Employee Directors Options" below). At any given time, the group of employees eligible to receive options is expected to represent approximately 20% of the employees of the Company and its subsidiaries.


   Administration. The 1996 Plan will be administered by the Committee, the members of which must each be a "disinterested person" as defined under Rule 16b-3 under the Exchange Act to the extent necessary to comply with such rule. Subject to the terms and conditions of the 1996 Plan, the Committee will have full and final authority to designate participants, determine the type or types and number of awards to be granted, set terms and conditions of such awards, prescribe forms of award agreements, interpret the 1996 Plan, adopt and construe rules and regulations relating to the 1996 Plan, and make all other decisions and determinations which the Committee may deem necessary or advisable for the administration of the 1996 Plan. The 1996 Plan provides that Committee members and officers and employees of the Company acting on behalf of the Committee will not be personally liable, and will, to the extent permitted by law, be fully indemnified and protected by the Company, in connection with any action, determination, or interpretation taken or made in good faith under the 1996 Plan.

   Stock Options and SARS. The Committee is authorized to grant stock options, including both ISOs, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options, and stock appreciation rights ("SARs") entitling the participant to receive, upon the exercise thereof, the excess of (A) the fair market value of a share of Common Stock on the date of exercise (or other date specified by the Committee) over (B) the grant price of the SAR. The exercise price per share of Common Stock subject to an option and the grant price of a SAR is determined by the Committee provided that the exercise price of an ISO generally may not be less than the fair market value of the stock on the date of grant. The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and provisions requiring forfeiture of unexercised options at or following termination of employment, generally will be fixed by the Committee, except no ISO or SAR granted in tandem therewith may have a term exceeding ten years. Options may be exercised by payment of the exercise price in cash, Common Stock, other awards or other property (including notes or other contractual obligations of participants to make payment on a deferred basis, such as through

"cashless exercise" arrangements), as the Committee may determine from time to time. Methods of exercise and settlement and other terms of the SARs will be determined by the Committee. Unless otherwise determined by the Committee, options will generally remain exercisable for a period of 90 days (one year in the case of death or disability) following termination of employment.

   Restricted and Deferred Stock. The 1996 Plan also authorizes the Committee to grant restricted stock and deferred stock. Restricted stock is an award of shares of stock which are subject to restrictions on transferability and which may be forfeited and reacquired by the Company in the event of certain terminations of employment prior to the end of a restriction period established by the Committee. Such an award would entitle the participant to all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any dividends thereon, unless otherwise determined by the Committee. An award of deferred stock confers upon a participant the right to receive shares of Common Stock at the end of a specified deferral period, subject to possible forfeiture of the award in the event of certain terminations of employment prior to the end of the applicable deferral period or portion thereof to which forfeiture conditions apply. Deferred stock awards carry no voting or dividend rights or other rights associated with stock ownership (although dividend equivalents may be granted, as discussed below).

   Dividend Equivalents. The Committee is authorized to grant dividend equivalents conferring on participants the right to receive cash, Common Stock, other awards, or other property equal in value to dividends paid on a specific number of shares of Common Stock. Dividend equivalents may be awarded on a free-standing basis or in connection with another award. The Committee may provide that dividend equivalents will be paid or distributed when accrued or will be paid or distributed on a deferred basis, and, if deferred, will be deemed to have been reinvested in additional Common Stock, awards, or other investment vehicles specified by the Committee.

   Other Stock-Based Awards, Bonus Stock, and Awards in Lieu of Cash Obligations. In order to enable the Company to respond to material developments in tax regulations, accounting principles, securities laws, and other legislation and regulations (interpretations thereof), and to trends in executive compensation practices, the 1996 Plan authorizes the Committee to grant awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Stock and factors that may influence the value of Common Stock. The Committee will determine the terms and conditions of such awards, including consideration to be paid to exercise awards in the nature of purchase rights, the period during which awards will be outstanding, and forfeiture conditions and restrictions on awards. In addition, the Committee is authorized to grant Common Stock as a bonus, or to grant Common Stock or other awards in lieu of Company obligations to pay cash under other plans or compensatory arrangements, subject to such terms as the Committee may specify.

   Non-Employee Directors Options. On the day after the Company's annual meeting of stockholders at which the 1996 Plan is approved, each person who is then a non-employee director will automatically receive a non-qualified stock option under the 1996 Plan relating to the purchase of 5,000 shares of Common Stock. Thereafter, each person who becomes a non-employee director will automatically receive a non-qualified stock option under the 1996 Plan relating to the purchase of 5,000 shares of Common Stock on the day after the date that he becomes a non-employee director. On the day after each of the Company's annual meetings occurring in 1997 and thereafter, each person who is a non-employee director on any such day will automatically receive a non-qualified stock option under the 1996 Plan relating to the purchase of 5,000 shares of Common Stock, plus an additional 500 shares for each full year of service as a non-employee director performed from the date that the 1996 Plan was approved by the Company's stockholders to the date of such annual meeting, provided, however, that any non-employee director who was granted an option pursuant to the preceding sentence within 30 days of the date of an annual meeting will not be granted an option pursuant to this sentence on the day after such annual meeting.

   The exercise price of each share of Common Stock subject to an option granted to a non-employee director will equal the fair market value of a share of Common Stock on the date of grant. Payment of the exercise price for the shares being purchased may be made in cash, Common Stock, or a combination of both. Such non-qualified stock options will be exercisable one year from the date granted and will have a ten-year term from such date. An exercisable option will generally remain exercisable for a period of 90 days (one year in the event of death or disability) upon a non-employee director's cessation of his term.

   Other Terms of Awards. Awards may be made in a single payment, single transfer, or in installments, and awards may be settled in cash, Common Stock, other awards, or other property, in the discretion of the Committee. The Committee may require or permit participants to defer the distribution of all or part of an award in accordance with such terms and conditions as the Committee may establish, including payment of interest on any deferred amounts under the plan. The 1996 Plan authorizes the Committee to place shares or other property in trusts or make other arrangements to provide for payment of the Company's obligations under the 1996 Plan. The Committee may condition the payment of an award on the withholding of taxes and may provide that a portion of the Common Stock or other property to be distributed will be withheld (or previously acquired stock or other property surrendered by the participant) to satisfy withholding and other tax obligations. Awards and other rights granted under the 1996 Plan may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution (or to a designated beneficiary upon the participant's death).


   In addition, the Committee may require achievement of preestablished performance targets as a condition of awards becoming exercisable or settleable under the 1996 Plan. If and to the extent required in order to comply with
Section 162(m) under the Code and regulations thereunder (so that payments with respect to such awards will be fully deductible by the Company) the business criteria applicable to awards will be selected from among the following: (i) annual return on capital; (ii) annual earnings per share; (iii) annual cash flow provided by operations; (iv) changes in annual revenues; and/or (v) strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, cost targets and goals relating to acquisitions or divestitures as specified by the Committee.


   Awards under the 1996 Plan are generally granted for no consideration other than services. The Committee, however, may grant awards alone or in addition to, in tandem with, or in substitution for, any other award under the 1996 Plan, any award granted under any other plan of the Company, any subsidiary, or any business entity to be acquired by the Company or subsidiary, or other rights to payment from the Company or subsidiary. Awards granted in addition to or in tandem with other awards may be granted either as of the same time or at different times.

   Vesting, Forfeitures and Acceleration Thereof. The Committee may, in its discretion determine the vesting schedule of options and other awards, the types of terminations of employment that will result in forfeiture of the awards, the post-termination exercise periods of options and similar awards, and the events that will result in acceleration of the exercisability and the lapsing of restrictions, or the expira-
tion of deferral periods on any award. Unless otherwise provided by the Committee, all conditions and/or restrictions relating to the continued performance of services and/or the achievement of performance objectives with respect to the exercisability of an award will immediately lapse upon a change in control as defined in the 1996 Plan.

   Amendment and Termination of the 1996 Plan. The Board of Directors may amend, alter, suspend, discontinue, or terminate the 1996 Plan or the Committee's authority to grant awards thereunder without the consent of stockholders or participants, except stockholder approval must be obtained within one year after the effectiveness of such action if required by any federal or state law or regulation or under the rules of any stock exchange or automated quotation system on which the Common Stock is then listed or quoted. Thus, stockholder approval will not necessarily be required for amendments which might increase the cost of the plan or broaden eligibility. Unless earlier terminated by the Board, the 1996 Plan will terminate at such time that no shares remain available and the Company has no further obligation with respect to any outstanding award.

   New Plan Benefits Table. The benefits or amounts that will received or allocated in the future under the 1996 Plan are not presently determinable. The following table sets forth the number of options that would have been automatically granted to non-employee directors as a group under the 1996 Plan in fiscal 1995 had the plan been in effect during that year:

                              NEW PLAN BENEFITS
                                  1996 PLAN


                                                          NUMBER OF
NAME OF NON-EMPLOYEE DIRECTOR                          OPTIONS GRANTED
----------------------------                           ----------------

Jack Africk.................                                5,000
Herbert M. Gardner..........                                5,000
Irwin Hochberg..............                                5,000
A. Barry Merkin.............                                5,000
Henry Seiden................                                5,000



   Federal Income Tax Implications of the 1996 Plan. The following is a brief description of the Federal income tax consequences generally arising with respect to awards that may be granted under the 1996 Plan. This discussion is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the 1996 Plan. The grant of an option or SAR (including a stock-based award in the nature of a purchase right) will create no tax consequences for the participant or the Company. A participant will not have taxable income upon exercising an ISO (except that the alternative minimum tax may apply) and the Company will receive no deduction at that time. Upon exercising an option other than an ISO (including a stock-based award in the nature of a purchase right), the participant must generally recognize ordinary income equal to the difference between the exercise price and fair market value of the freely transferable and nonforfeitable stock acquired on the date of exercise, and upon exercising a SAR, the participant must generally recognize ordinary income equal to the cash or the fair market value of the freely transferable and nonforfeitable stock received. In each case, the Company will be entitled to a deduction equal to the amount recognized as ordinary income by the participant.

   A participant's disposition of shares acquired upon the exercise of an option, SAR, or other stock-based award in the nature of a purchase right generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant's tax basis in such shares (or the exercise price of the option in the case of shares acquired by exercise of an ISO and held for the applicable ISO holding periods). Generally, there will be no tax consequences to the Company in connection with a disposition of shares acquired under an option or other award, except that the Company will be entitled to a deduction (and the participant will recognize ordinary taxable income) if shares acquired upon exercise of an ISO are disposed of before the applicable ISO holding periods have been satisfied.

   With respect to awards granted under the 1996 Plan that may be settled either in cash or in stock or other property that is either not restricted as to transferability or not subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the cash or the fair market value of stock or other property received. The Company will be entitled to a deduction for the same amount. With respect to awards involving stock or other property that is restricted as to transferability and subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the fair market value of the shares or other property received at the first time the shares or other property become transferable or not subject to a substantial risk of forfeiture, whichever occurs earlier. The Company will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant. A participant may elect to be taxed at the time of receipt of shares or other property rather than upon lapse of restrictions on transferability or the substantial risk of forfeiture, but if the participant subsequently forfeits such shares or property he would not be entitled to any tax deduction, including as a capital loss, for the value of the shares or property on which he previously paid tax. Such election must be made and filed with the Internal Revenue Service within thirty days of the receipt of the shares or other property.


   The foregoing provides only a general description of the application of federal income tax laws to certain types of awards under the 1996 Plan. Different tax rules may apply with respect to participants who are subject to
Section 16 of the Exchange Act, when they acquire stock in a transaction deemed to be a nonexempt purchase under that statute, upon exercise of a derivative security within six months after the exempt grant of such derivative security under the 1996 Plan, or in other kinds of transactions under the 1996 Plan (such as payment of exercise price of an option by surrender of previously acquired Common Stock). The summary does not address the effects of other federal taxes (including possible "golden parachute" excise taxes) or taxes imposed under state, local, or foreign tax laws. Because of the variety of awards that may be made under the 1996 Plan and the complexities of the tax laws, participants are encouraged to consult a tax advisor as to their individual circumstances.

   The Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the Code, which generally disallows a public company's tax deduction for compensation to the chief executive officer and the four other most highly compensated executive officers in excess of $1 million in any tax year beginning on or after January 1, 1994. Compensation that qualifies as "performance-based compensation" is excluded from the $1 million deductibility cap, and therefore remains fully deductible by the company that pays it. The Company intends that options granted with an exercise price at least equal to 100% of fair market value of the underlying stock at the date of grant, and other awards, the settlement of which is conditioned upon achievement of performance goals (based on performance criteria described above), will qualify as such "performance-based compensation," although other awards under the 1996 Plan will not so qualify.

   The Board of Directors recommends that the Company's stockholders vote for the approval of the 1996 Long-Term Incentive Plan.

   The affirmative vote of holders of a majority of the Common Stock present, or represented by proxy, and entitled to vote at the Annual Meeting is required for the approval of the 1996 Plan.

   The Board of Directors considers the 1996 Long-Term Incentive Plan to be in the best interests of the Company and its stockholders and recommends that the stockholders vote FOR approval.

                           INDEPENDENT ACCOUNTANTS

   KPMG Peat Marwick audited the Company's financial statements for the fiscal year ended September 30, 1995. As has been the prior practice, the Board of Directors will appoint an auditor for the current fiscal year prior to the commencement of the audit.

   A representative of KPMG Peat Marwick is expected to be present at the meeting and will be afforded an opportunity to make a statement and to respond to appropriate questions.

                                OTHER BUSINESS


   It is not intended to bring before the meeting any matters except the Election of Directors. The Management is not aware at this time that any other matters are to be presented for action. If, however, any other matters properly come before the meeting, the persons named as proxies in the enclosed form of proxy intend to vote in accordance with their judgment on the matters presented.


                          PROPOSALS OF STOCKHOLDERS


   Proposals, if any, of stockholders of the Company intended to be presented at the 1997 Annual Meeting of Stockholders must be received by the Company for inclusion in the appropriate proxy materials no later than September 28, 1996.


                                OTHER MATTERS

   On written request, the Company will provide without charge to each record or beneficial holder of the Company's Common Stock as of January 24, 1996, a copy of the Company's Annual Report on Form 10-K for the year ended September 30, 1995, as filed with the Securities and Exchange Commission. Requests should be addressed to Mr. David L. Weinberg, Vice President and Chief Financial Officer, Transmedia Network Inc., 11900 Biscayne Boulevard, Miami, Florida 33181.


                                      By order of the Board of Directors,




                                      KATHRYN M. FERARA
                                      Secretary



January 26, 1996

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